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                                                                   Exhibit 21.1


                              List of Subsidiaries


       Subsidiaries                               Jurisdiction of Incorporation
       ------------                               -----------------------------

HomeSide Holdings, Inc.                           Florida
   HomeSide Lending, Inc.                         Florida
       Also does business under the
       name Bell Mortgage in
       Wisconsin and Minnesota
          HomeSide Mortgage Securities, Inc.      Delaware
          SWD Properties, Inc.                    Florida
          Stockton Plaza, Inc.                    Florida
          Honolulu Mortgage Company, Inc.         Hawaii